Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

InfrastruX Group, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in this prospectus.

/s/ KPMG LLP

Seattle, Washington

August 10, 2009